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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                       RiverSource Variable Series Trust
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                (Name of Registrant As Specified In Its Charter)

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/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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

                                                  (RIVERSOURCE INVESTMENTS LOGO)

            RIVERSOURCE PARTNERS VARIABLE PORTFOLIO-SELECT VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE REGARDING SUBADVISER

     This information statement mailed on or about May 14, 2010, is being provided to the shareholders of RiverSource Partners Variable Portfolio-Select Value Fund (the "Fund"), a series of RiverSource Variable Series Trust, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or the "Investment Manager"), subject to approval of the Fund's Board of Trustees (the "Board"), to retain a subadviser (or subadvisers) which RiverSource Investments believes is (are) best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated November 8, 2007, amended and restated May 1, 2009. The Fund had two subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to a subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays the subadviser a subadvisory fee.

     Any subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

GOLDMAN SACHS ASSET MANAGEMENT, L.P. AND THE NEW SUBADVISORY AGREEMENT

     Prior to February 19, 2010, Systematic Financial Management L.P. ("Systematic") and WEDGE Capital Management L.L.P. ("WEDGE") served as the Fund's subadvisers, each managing a portion of the Fund's assets. At a meeting of the Board on January 14, 2010, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Trustees"), approved the recommendation of RiverSource Investments to terminate the subadvisory agreements with Systematic and WEDGE as subadvisers to the Fund and to approve a subadvisory agreement with Goldman Sachs Asset Management L.P. ("GSAM"), which became effective on February 22, 2010. As a result, GSAM is the sole subadviser managing the Fund's assets.

     The recommendation to terminate Systematic and WEDGE and to hire GSAM was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers.

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.5...........................................               0.780%
Next 0.5.............................................               0.755
Next 1.0.............................................               0.730
Next 1.0.............................................               0.705
Next 3.0.............................................               0.680
Over 6.0.............................................               0.650


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays GSAM a fee out of its own assets, calculated at the following annual rates on Fund assets managed by the subadviser:

     - GSAM: 0.45% on all assets.

                                              FEES PAID BY    FEES PAID BY   FEES PAID BY
                                               THE FUND TO    RIVERSOURCE     RIVERSOURCE
                                               RIVERSOURCE    INVESTMENTS     INVESTMENTS
                                              INVESTMENTS*   TO SYSTEMATIC     TO WEDGE
                                              ------------   -------------   ------------
RiverSource Partners Variable Portfolio-
  Select Value Fund (fiscal year ended
  12/31/2009)...............................   $14,706.10      $4,951.52       $9,181.55


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    *  RiverSource Investments uses these fees to pay the subadvisers.

     Other than the different fee schedule, there are no material differences affecting the Fund or its shareholders with respect to the GSAM Subadvisory Agreement, compared to the Systematic and WEDGE subadvisory agreements.

INFORMATION ABOUT GSAM

     GSAM has been providing investment advisory services since 1990 to institutional investors such as pension funds, endowments, foundations, financial institutions, corporations and governments. As of December 31, 2009, GSAM had approximately $753.4 billion in assets under management. GSAM, with principal offices at 200 West Street, New York, NY 10282, is a wholly-owned direct and indirect subsidiary of The Goldman Sachs Group, Inc., a publicly traded financial services company, located at 200 West Street, New York, NY 10282.

     The following table provides information on the principal executive officers and directors of GSAM as of February 12, 2010.

NAME                             TITLE/RESPONSIBILITIES                 ADDRESS
----                          ----------------------------   ----------------------------
Tim O'Neill.................  Co-Head of the Investment      200 West Street, New York,
                              Management Division(1)         NY 10282
Ed Forst....................  Co-Head of the Investment      200 West Street, New York,
                              Management Division(1)         NY 10282
Eric Lane...................  Co-Chief Operating Officer     200 West Street, New York,
                              of the Investment Management   NY 10282
                              Division(1)
Steve McGuinness............  Co-Chief Operating Officer     200 West Street, New York,
                              of the Investment Management   NY 10282
                              Division(1)
Eileen Rominger.............  Global Chief Investment        200 West Street, New York,
                              Officer, GSAM                  NY 10282
Jonathan Beinner............  Chief Investment               200 West Street, New York,
                              Officer -- Co-Head of Global   NY 10282
                              Fixed Income and Liquidity
                              Management
Andrew Wilson...............  Co-Head of Global Fixed        200 West Street, New York,
                              Income and Liquidity           NY 10282
                              Management, Co-Head GSAM for
                              Europe, the Middle East and
                              Africa
Steve Barry.................  Chief Investment               200 West Street, New York,
                              Officer -- Head of             NY 10282
                              Fundamental Equity
Katinka Domotorffy..........  Chief Investment               200 West Street, New York,
                              Officer -- Head of             NY 10282
                              Quantitative Investment
                              Strategies
Charles Baillie.............  Global Co-Head, Alternative    200 West Street, New York,
                              Investment Manager Selection   NY 10282
Chris Kojima................  Global Co-Head, Alternative    200 West Street, New York,
                              Investment Manager Selection   NY 10282
Jim McNamara................  Head of Global Third Party     200 West Street, New York,
                              and US Institutional           NY 10282
                              Distribution
Sheila Patel................  Co-Head GSAM for Europe, the   200 West Street, New York,
                              Middle East and Africa         NY 10282


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   (1) Investment Management Division includes Private Wealth Management and
       GSAM.

OTHER FUNDS/ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY GSAM

                                    ASSETS AS OF
                                      DEC. 31,
NAME                                    2009                 MANAGEMENT FEE
----                                ------------   ----------------------------------
JNL Series Trust -- JNL/Goldman                    50bps on first $100mm
  Sachs Mid Cap Value Fund........     $281.0      45bps thereafter
Met Investors Series                               50bps on first $25mm
  Trust -- Goldman Sachs Mid-Cap                   45bps on next $175mm
  Value Portfolio.................     $519.4      40bps thereafter
Principal Investors Fund,                          46bps on first $350mm
  Inc. -- Partners Mid Cap Value                   40bps thereafter
  Fund I..........................     $347.2
SunAmerica Seasons Series                          50bps on first $200mm
  Trust -- Mid Cap Value                           45bps thereafter
  Portfolio.......................     $ 47.9
Thrivent Series Funds,                             50bps on first $200mm
  Inc. -- Thrivent Partner Mid Cap                 45bps thereafter
  Value Portfolio.................     $288.8


BOARD CONSIDERATIONS

     At the January 14, 2010 Board meeting (January Meeting), independent legal counsel to the Independent Trustees reviewed with the Independent Trustees various factors relevant to the Board's consideration of the Subadvisory Agreement between RiverSource Investments and GSAM, and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the GSAM Subadvisory Agreement:

     Nature, Extent and Quality of Service Provided by GSAM: The Board considered its analysis of various reports and presentations received by it or one of its committees detailing the services to be performed by GSAM, as subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. The Board also observed that GSAM had previously served as a subadviser to a RiverSource Partners Fund. The Board further observed that the Chief Compliance Officer of the Fund had reviewed and recommended approval of GSAM's code of ethics and compliance program. The Board also considered GSAM's investment strategy/style. The Board also considered the financial condition of GSAM and its capability and wherewithal to carry out its responsibilities under the GSAM Subadvisory Agreement. The Board also discussed the acceptability of the terms of the GSAM Subadvisory Agreement including the relatively broad scope of services required to be performed. The Board noted that the terms of the GSAM Subadvisory Agreement are consistent with the terms of other subadviser agreements for subadvisers who manage other funds in the RiverSource Family of Funds. Based on the foregoing, and based on other information received (both oral and written) and other considerations, including, in particular, RiverSource's recommendation that the Board approve entering into the Subadvisory Agreement with GSAM, which is unaffiliated with RiverSource, and that the agreement is in the Fund's best interests, the Board concluded that GSAM was in a position to provide a high quality and level of service to the Fund.

     Investment Performance of GSAM: For purposes of evaluating the nature, extent and quality of services provided under the GSAM Subadvisory Agreement, the Board considered GSAM's overall performance record in managing other portfolios with similar strategies as were proposed for the Fund. The Board accorded particular weight to certain of GSAM's other similarly managed accounts that have outperformed their benchmark on a variety of longer-term measures.

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, noting that the proposed fees would be paid by RiverSource Investments and would not impact the fees paid by the Fund. The Board discussed the subadvisory fee rates. The Board observed that the proposed subadvisory fee level for GSAM was comparable to those charged by the Fund's previous subadvisers.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because GSAM's fees would be paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was separately considered and renewed in its April 2009 Board meeting.

     Based on the foregoing, the Board, including all of the Independent Trustees, concluded that fees payable under the GSAM Subadvisory Agreement were fair and reasonable in light of the extent and quality of services to be provided. In reaching this conclusion, no single factor was determinative.

     When managed by multiple subadvisers, RiverSource Investments, subject to the oversight of the Board, decided the proportion of Fund assets to be managed by each subadviser, and changed those proportions at any time. Prior to hiring GSAM, the Fund's assets were managed as follows (as of February 19, 2010):

                                                           SYSTEMATIC   WEDGE
                                                           ----------   -----
RiverSource Partners Variable Portfolio-Select Value
  Fund...................................................      44%        56%


     After hiring GSAM, as of February 22, 2010, all of the Fund's assets were managed by GSAM.

ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Fund Distributors, Inc., located at 50611 Ameriprise Financial Center, Minneapolis, MN 55474, serves as the principal underwriter and distributor of the Fund.

  TRANSFER AGENT

     RiverSource Service Corporation, located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by contacting your financial intermediary or RiverSource Family of Funds at 1(800) 221-2450.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of February 28, 2010, RiverSource Life Insurance Company and its subsidiaries owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

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S-6466-130 A (5/10)


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